UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2016 (November 14, 2016)

HCA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2016, the Board of Directors of HCA Holdings, Inc. (the “Company”) appointed Samuel N. Hazen as President and Chief Operating Officer of the Company, effective immediately.

Mr. Hazen has served as the Company’s Chief Operating Officer since January 2015. Prior to that time, he served as President — Operations of the Company from February 2011 to January 2015. Mr. Hazen served as President — Western Group from July 2001 to February 2011 and as Chief Financial Officer — Western Group of the Company from August 1995 to July 2001. Mr. Hazen served as Chief Financial Officer — North Texas Division of the Company from February 1994 to July 1995. Prior to that time, Mr. Hazen served in various hospital and regional Chief Financial Officer positions with Humana Inc. and Galen Health Care, Inc.

The information required by Item 5.02(c)(2) of Form 8-K regarding Mr. Hazen is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (“SEC”) on February 26, 2016 and the Company’s Proxy Statement for the Annual Meeting of Stockholders held on April 28, 2016 filed with the SEC on March 17, 2016 and is incorporated herein by reference. Mr. Hazen’s compensation as President and Chief Operating Officer has not yet been determined.

A copy of the press release issued by the Company relating to Mr. Hazen’s appointment as the Company’s President and Chief Operating Officer is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99.1	Press Release, dated November 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC.

/s/ John M. Franck II
John M. Franck II
Vice President – Legal and Corporate Secretary

Date: November 16, 2016

EXHIBIT INDEX

Exhibit 99.1	Press Release, dated November 16, 2016.